Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT FIRST QUARTER 2009 RESULTS

May 12, 2009 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the first quarter ended March 31, 2009. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $0.5 million remaining of unsecured notes issued by Holdings in connection with its repurchase of certain equity interests from a former equity holder. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

First Quarter of Fiscal 2009 Compared with First Quarter of Fiscal 2008

Net sales decreased $26.3 million, or 30.1%, from $87.6 million for the first quarter of 2008 to $61.3 million for the same quarter of 2009. Income from operations decreased $4.0 million, or 55.0%, from $7.3 million for the first quarter of 2008 to $3.3 million for the same quarter of 2009. Net income (loss) for Holdings decreased $5.2 million, from net income of $0.9 million for the first quarter of 2008 to a net loss of $4.3 million in the same quarter of 2009. Net income (loss) for Norcraft decreased $5.0 million, from net income of $3.7 million for the first quarter of 2008 to a net loss of $1.3 million for the same quarter of 2009.

EBITDA (as defined in the attached table) was $7.3 million for the first quarter of 2009 compared to $11.7 million for the same quarter of 2008.

“While the slow-down in the general economy and housing industry appears to be slowing, conditions remain challenging and continue to inhibit our sales and overall results. We expect these challenging conditions to persist in the near-term. Our aggressive response to these market conditions consists of on-going cost reduction initiatives, new product introductions and sales programs,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Thursday, May 14, 2009 at 10:00 a.m. Eastern Time. To participate, dial 888-256-1030 and use the pass code 2590347. A telephonic replay will be available by calling 888-203-1112 and using pass code 2590347.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$53,765	$59,406	$53,765	$59,406
Restricted cash	5,618	—	5,618	—
Trade accounts receivable, net	19,807	18,535	19,807	18,535
Inventories	20,346	20,599	20,346	20,599
Prepaid expenses	1,393	1,810	1,393	1,810

Total current assets	100,929	100,350	100,929	100,350

Property, plant and equipment, net	34,657	35,629	34,657	35,629

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Customer relationships, net	42,681	43,798	42,681	43,798
Brand names	35,100	35,100	35,100	35,100
Deferred financing costs, net	3,402	4,584	1,758	2,820
Display cabinets, net	6,336	7,069	6,336	7,069
Other	74	62	74	62

Total other assets	176,014	179,034	174,370	177,270

Total assets	$311,600	$315,013	$309,956	$313,249

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$459	$459	$—	$—
Accounts payable	6,782	6,688	6,782	6,688
Accrued expenses	20,996	20,268	20,037	16,433

Total current liabilities	28,237	27,415	26,819	23,121

Long-term debt	266,000	266,000	148,000	148,000
Other liabilities	469	459	469	459

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	19,620	25,305	—	—

Members’ equity (deficit)	(2,726)	(4,166)	134,668	141,669

Total liabilities and members’ equity (deficit)	$311,600	$315,013	$309,956	$313,249

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2009	2008	2009	2008
Net sales	$61,296	$87,631	$61,296	$87,631

Cost of sales	45,323	62,985	45,323	62,985

Gross profit	15,973	24,646	15,973	24,646

Selling, general and administrative expenses	12,692	17,347	12,692	17,347

Income from operations	3,281	7,299	3,281	7,299

Other expense (income):
Interest expense, net	6,353	6,015	3,467	3,275
Amortization of deferred financing costs	1,182	380	1,062	266
Other, net	39	30	39	30

Total other expense (income)	7,574	6,425	4,568	3,571

Net income (loss)	$(4,293)	$874	$(1,287)	$3,728

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$(4,293)	$874	$(1,287)	$3,728
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	1,432	1,551	1,432	1,551
Amortization:
Customer relationships	1,117	1,117	1,117	1,117
Deferred financing costs	1,182	380	1,062	266
Display cabinets	1,425	1,717	1,425	1,717
Provision for uncollectible accounts receivable	282	358	282	358
Provision for obsolete and excess inventory	293	152	293	152
Provision for warranty claims	515	900	515	900
Accreted interest on senior notes	—	2,657	—	—
Stock compensation expense	55	298	55	298
Gain on disposal of assets	(6)	—	(6)	—
Change in operating assets and liabilities:
Trade accounts receivable	(1,575)	(3,674)	(1,575)	(3,674)
Inventories	(61)	(630)	(61)	(630)
Prepaid expenses	417	25	417	25
Other assets	(12)	148	(12)	148
Accounts payable and accrued expenses	499	3,870	3,375	3,870

Net cash provided by operating activities	1,270	9,743	7,032	9,826

Cash flows from investing activities:
Proceeds from sale of property and equipment	8	—	8	—
Purchase of property, plant and equipment	(596)	(1,219)	(596)	(1,219)
Additions to display cabinets	(692)	(1,338)	(692)	(1,338)

Net cash used in investing activities	(1,280)	(2,557)	(1,280)	(2,557)

Cash flows from financing activities:
Transfer to restricted cash	(5,618)	—	(5,618)	—
Repurchase of members’ interests	—	(68)	—	(68)
Distributions to members	—	—	(5,762)	(83)

Net cash used in financing activities	(5,618)	(68)	(11,380)	(151)

Effect of exchange rates on cash	(13)	(1)	(13)	(1)

Net increase (decrease) in cash and cash equivalents	(5,641)	7,117	(5,641)	7,117

Cash and cash equivalents, beginning of the period	59,406	28,409	59,406	28,409

Cash and cash equivalents, end of period	$53,765	$35,526	$53,765	$35,526

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before income tax expense, interest expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of the charge for impairment of goodwill and other intangible assets incurred in the fourth quarter of the fiscal year ended December 31, 2008 and more specifically described in our Annual Report on Form 10-K for that year. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31, 2009
	2009	2008
Net income (loss)	$(4,293)	$874	$(73,150)
Interest expense, net	6,353	6,015	25,032
Depreciation	1,432	1,551	6,172
Amortization of deferred financing costs	1,182	380	2,334
Amortization of customer relationships	1,117	1,117	4,467
Display cabinet amortization	1,425	1,717	6,804
State Taxes	40	30	159

EBITDA	$7,256	$11,684	$(28,182)

Impairment of goodwill and other intangible assets	—	—	73,938 (1)

Adjusted EBITDA	$7,256	$11,684	$45,756

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31, 2009
	2009	2008
Net income (loss)	$(1,287)	$3,728	$(61,176)
Interest expense, net	3,467	3,275	13,533
Depreciation	1,432	1,551	6,172
Amortization of deferred financing costs	1,062	266	1,859
Amortization of customer relationships	1,117	1,117	4,467
Display cabinet amortization	1,425	1,717	6,804
State Taxes	40	30	159

EBITDA	$7,256	$11,684	$(28,182)

Impairment of goodwill and other intangible assets	—	—	73,938 (1)

Adjusted EBITDA	$7,256	$11,684	$45,756

(1)	During the fourth quarter of 2008, our actual earnings and expected future earnings decreased to a level that required us to perform additional analysis under SFAS 142 to test for impairment of goodwill and brand names. This analysis resulted in a total impairment charge of $73.9 million, of which, $60.0 million was attributable to goodwill and $13.9 million was attributable to brand names.